                                                                    Exhibit 10.2

                                                                    (SWISS LOGO)

                                 ADDENDUM NO. 3

                                     to the

                             PROPERTY EXCESS OF LOSS
                            AGREEMENT OF REINSURANCE
                                 NO. TP1600E,F
                  (hereinafter referred to as the "Agreement")

                                     between

                         PHILADELPHIA INDEMNITY COMPANY
                         PHILADELPHIA INSURANCE COMPANY
                            One Bala Plaza, Suite 100
                         Bala Cynwyd, Pennsylvania 19004
                   (hereinafter referred to as the "Company")

                                       and

                      SWISS REINSURANCE AMERICA CORPORATION
                                Armonk, New York
                  (hereinafter referred to as the "Reinsurer")

It is understood and agreed that as respects policies in force at 12:01 a.m., Eastern Standard Time, January 1, 2006, and new and renewal policies becoming effective on and after said date, this Agreement is amended as follows:

1.   Agreement No. TP1600E,F shall be renumbered as Agreement No.
     POR-376354/376357.

2.   Paragraph C is added to Article III - Commencement And Termination:

     C. If this Agreement expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Agreement, be determined as if the entire Loss Occurrence had occurred prior to the expiration of this Agreement, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Agreement.

3.   Paragraph C. of Article V - Definitions is revised to read:

     C.   Adjustment Expense

          This term shall mean expenditures by the Company within the terms of its policies in the direct defense of claims and in connection with Losses in Excess of Policy Limits and in connection with Extra Contractual Obligations and as allocated


                                1. No. TP1600E,F
                                 Addendum No. 3

                                                                    (SWISS LOGO)

          to an individual claim or loss (other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company) made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest; and postjudgment interest.

          Notwithstanding the provisions of the article entitled Management of Claims and Losses, this term shall also be deemed to include Declaratory Judgment Expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company's defense and/or indemnification obligations that are allocable to a specific claim under a policy (or coverage part thereof) reinsured hereunder. However, the amount of any declaratory judgment expense that may be included in computation of Adjustment Expense shall not exceed the lesser of the amount of insurance under the policy or the Reinsurer's Limit of Liability for each Risk under this Agreement.

          The date on which a declaratory judgment expense is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

4.   Paragraph D. of Article V - Definitions is revised to read:

     D.   Losses in Excess of Policy Limits and Extra Contractual Obligations

          1. The term "Loss in Excess of Policy Limits" shall mean a payment made to a third party claimant in excess of policy limit which the Company is legally obligated to pay resulting from an action taken by the insured or assignee arising from a third party claimant being awarded an amount in excess of the Company's policy limit as a result of the Company's failure to settle within the policy limit of the Company's alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

          2. The term "Extra Contractual Obligation" shall mean a loss which the Company is legally obligated to pay, which is not covered under any other provision of this Agreement and which arises from the Company's handling of any claim on the policies reinsured hereunder which have limits of liability greater than the Company Retention.


                                2. No. TP1600E,F
                                 Addendum No. 3

                                                                    (SWISS LOGO)

          The date on which a Loss in Excess of Policy Limits or an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

          There shall be no coverage hereunder where the Loss in Excess of the Policy Limit or the Extra Contractual Obligation has been incurred due to the fraud or criminal conduct of a member of the Board of Directors, a corporate officer of the Company, or any other employee of the Company, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the investigation, defense or settlement of any claim covered hereunder.

          Any insurance or reinsurance, whether collectible or not, which indemnifies or protects the Company against claims which are the subject matter of this definition and any contribution, subrogation, or recovery shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company's Net Loss.

          If any provision of this Paragraph D. shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Paragraph D. or the enforceability of such provision in any other jurisdiction.

5. Exclusions Y and Z, as amended by Addendum No. 1, are deleted in their entirety.

6.   Paragraph A. of Article VIII - Reinsurance Premium is revised to read:

     A. The Company shall pay to the Reinsurer a premium for the reinsurance provided under the First and Second Excess of Loss Layers at a rate set forth below. Such rates shall be applied to the Company's Subject Earned Premium for the calendar year under calculation.

                                                Rate
                                                ----
First Excess (Accounting Code No. POR376354)    .60%
Second Excess (Accounting code No. POR376357)   .67%


                                3. No. TP1600E,F
                                 Addendum No. 3

                                                                    (SWISS LOGO)

7.   Article XX - Participation is added to and made a part of the Agreement:

     ARTICLE XX - PARTICIPATION

     A. This Agreement obligates the Reinsurer for the following shares in the of the interests and liabilities set forth under this Agreement.

First Excess (Accounting Code No. POR376354)    50%
Second Excess (Accounting Code No. POR376357)   50%

     B. The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.


                                4. No. TP1600E,F
                                 Addendum No. 3

                                                                    (SWISS LOGO)

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed in duplicate, by their duly authorized representatives as of the following dates:

In Bala Cynwyd, Pennsylvania, this 25th day of September, 2006.

ATTEST:                                 PHILADELPHIA INDEMNITY COMPANY
                                        PHILADELPHIA INSURANCE COMPANY


/s/ William A. Mckenna                  /s/ Christopher J. Maguire
-------------------------------------   ----------------------------------------
Name William A. Mckenna                 Name Christopher J. Maguire
Title Assistant Vice President          Title Executive Vice President &
                                              Chief Reinsurance Underwriting
                                              Officer

And in Armonk, New York, this 15th day of September, 2006.


ATTEST:                                 SWISS REINSURANCE AMERICA CORPORATION


/s/ Peter Thomson                       /s/ Gregory Schiffer
-------------------------------------   ----------------------------------------
Name Peter Thomson                      Name Gregory Schiffer
Title Vice President                    Title Vice President
      Member of Management              Member of Senior Management

bh
PHILPOR376354-A3


                                5. No. TP1600E,F
                                 Addendum No. 3